Exhibit 99.1

POTBELLY CORPORATION

REPORTS RESULTS FOR SECOND FISCAL QUARTER 2015;

TOTAL REVENUES INCREASED 14.7%;

ADJUSTED DILUTED EPS OF $0.10 AND DILUTED EPS OF $0.08

FOR THE THIRTEEN WEEKS ENDED JUNE 28, 2015

Chicago, IL, August 4, 2015 – Potbelly Corporation (NASDAQ: PBPB) today reported financial results for the second fiscal quarter ended June 28, 2015.

Key highlights for the thirteen weeks ended June 28, 2015 compared to the thirteen weeks ended June 29, 2014 include:

•	Total revenues increased 14.7% to $95.9 million from $83.6 million.

•	Company-operated comparable store sales increased 4.9%.

•	Eleven new shops opened, including ten company-operated shops and one franchised shop.

•	Adjusted EBITDA increased 17.5% to $11.8 million from $10.1 million.

•	Adjusted net income attributable to Potbelly Corporation increased to $3.0 million, or $0.10 per diluted share, from adjusted net income of $2.0 million, or $0.07 per diluted share.

•	GAAP net income attributable to Potbelly Corporation was $2.5 million, or $0.08 per diluted share, compared to net income of $2.0 million, or $0.07 per diluted share.

Key highlights for the twenty-six weeks ended June 28, 2015 compared to the twenty-six weeks ended June 29, 2014 include:

•	Total revenues increased 15.4% to $181.7 million from $157.5 million.

•	Company-operated comparable store sales increased 5.1%.

•	Eighteen new shops opened, including seventeen company-operated shops and one franchised shop.

•	Adjusted EBITDA increased 22.4% to $20.1 million from $16.4 million.

•	Adjusted net income attributable to Potbelly Corporation increased to $3.8 million, or $0.13 per diluted share, from adjusted net income of $2.2 million, or $0.07 per diluted share.

•	GAAP net income attributable to Potbelly Corporation was $3.0 million, or $0.10 per diluted share, compared to net income of $1.7 million, or $0.06 per diluted share.

Aylwin Lewis, Chairman and Chief Executive Officer of Potbelly Corporation, commented, “We’ve achieved three consecutive quarters of solid sales growth and strong profitability. Our total revenue increased 14.7% to $95.9 million, our adjusted EBITDA increased 17.5% to $11.8 million and adjusted net income increased 45.6% to $3.0 million, or $0.10 per diluted share.” He continued, “The Potbelly teams continue doing great work and we are pleased with the first half of the year. We remain confident in the fundamentals of our business and our ability to achieve our previously disclosed guidance for the full year.”

2015 Outlook

For the full fiscal year of 2015, management currently expects at least 20% annual adjusted net income growth. This guidance is based, in part, on the following assumptions for fiscal year 2015:

•	48 – 55 total new shop openings, including 40 – 45 company-operated shop openings;

•	Low single-digit company-operated comparable store sales growth;

•	An effective tax rate that is not expected to exceed approximately 40.0%; and

•	Comparable adjustments to net income as discussed in the “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern time today to discuss these results. Details of the conference call are as follows:

Date:	Tuesday, August 4, 2015
Time:	5:00 p.m. Eastern time
Dial-In #:	877-407-0784 U.S. & Canada
201-689-8560 International
Confirmation code:	13613945

Alternatively, the conference call will be webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern time on Tuesday, August 4, 2015 through midnight Tuesday, August 11, 2015. To access the replay, please call 877-870-5176 (U.S. & Canada) or 858-384-5517 (International) and enter confirmation code 13613945. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a fast-growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 300 shops in the United States and our franchisees operate over twenty shops domestically and in the Middle East. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•	Revenues – represent net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.

•	Adjusted EBITDA – represents net income (loss) before depreciation and amortization expense, interest expense, provision for income taxes and pre-opening costs, adjusted to eliminate the impact of other items, including certain non-cash as well as certain other items that we do not consider representative of our on-going operating performance.

•	Adjusted net income – represents net income (loss), excluding impairment, gain or loss on disposal of property and equipment and store closure expense as well as costs associated with moving our corporate headquarters.

•	Shop-level profit – represents income (loss) from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance excluding the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters, are expected in future quarters and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission (“SEC”). The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com.

# # #

Contact:	Investor Relations

Investors@Potbelly.com

312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended				For the 26 Weeks Ended
	June 28, 2015		June 29, 2014		June 28, 2015		June 29, 2014
Revenues
Sandwich shop sales, net	$95,566	99.6%	$83,268	99.6%	$180,963	99.6%	$156,791	99.5%
Franchise royalties and fees	383	0.4	352	0.4	754	0.4	710	0.5

Total revenues	95,949	100.0	83,620	100.0	181,717	100.0	157,501	100.0

Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	27,253	28.4	23,936	28.6	51,598	28.4	45,022	28.6
Labor and related expenses	27,152	28.3	23,405	28.0	51,752	28.5	44,865	28.5
Occupancy expenses	11,539	12.0	10,183	12.2	22,886	12.6	20,162	12.8
Other operating expenses	9,970	10.4	8,691	10.4	19,627	10.8	16,849	10.7
General and administrative expenses	9,643	10.1	8,865	10.6	18,474	10.2	16,687	10.6
Depreciation expense	5,288	5.5	4,784	5.7	10,439	5.7	9,501	6.0
Pre-opening costs	536	0.6	273	0.3	1,077	0.6	525	0.3
Impairment and loss on disposal of property and equipment	484	0.5	29	0.0	832	0.5	877	0.6

Total expenses	91,865	95.7	80,166	95.9	176,685	97.2	154,488	98.1

Income from operations	4,084	4.3	3,454	4.1	5,032	2.8	3,013	1.9
Interest expense, net	63	0.1	40	0.0	124	0.1	82	0.1

Income before income taxes	4,021	4.2	3,414	4.1	4,908	2.7	2,931	1.9
Income tax expense	1,563	1.6	1,407	1.7	1,914	1.1	1,216	0.8

Net income	2,458	2.6	2,007	2.4	2,994	1.6	1,715	1.1
Net (loss) income attributable to non-controlling interests	(3)	0.0	(3)	0.0	2	0.0	6	0.0

Net income attributable to Potbelly Corporation	$2,461	2.6%	$2,010	2.4%	$2,992	1.6%	$1,709	1.1%

Net income per common share attributable to common shareholders:
Basic	$0.09		$0.07		$0.10		$0.06
Diluted	$0.08		$0.07		$0.10		$0.06

Weighted average common shares outstanding:
Basic	28,594,712		29,342,528		28,749,898		29,246,676
Diluted	29,364,689		30,509,553		29,520,163		30,642,892

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Net income attributable to Potbelly Corporation, as reported	$2,461	$2,010	$2,992	$1,709
Impairment and closures(1)	806	30	1,286	863
Tax benefit of impairment and closures(2)	(314)	(12)	(502)	(352)

Adjusted net income attributable to Potbelly Corporation	$2,953	$2,028	$3,776	$2,220

Net income attributable to Potbelly Corporation per share, basic	$0.09	$0.07	$0.10	$0.06
Net income attributable to Potbelly Corporation per share, diluted	$0.08	$0.07	$0.10	$0.06

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.10	$0.07	$0.13	$0.08
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.10	$0.07	$0.13	$0.07

Shares used in computing adjusted net income attributable to Potbelly Corporation:
Basic	28,594,712	29,342,528	28,749,898	29,246,676
Diluted	29,364,689	30,509,553	29,520,163	30,642,892

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Net income attributable to Potbelly Corporation, as reported	$2,461	$2,010	$2,992	$1,709
Depreciation expense	5,288	4,784	10,439	9,501
Interest expense, net	63	40	124	82
Income tax expense	1,563	1,407	1,914	1,216
Impairment and closures(3)	716	30	1,116	863
Pre-opening costs(4)	536	273	1,077	525
Stock-based compensation	590	953	1,128	1,441
Public company costs(5)	602	565	1,263	1,045

Adjusted EBITDA	$11,819	$10,062	$20,053	$16,382

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Income from operations	$4,084	$3,454	$5,032	$3,013
Less: Franchise royalties and fees	383	352	754	710
General and administrative expenses	9,643	8,865	18,474	16,687
Depreciation expense	5,288	4,784	10,439	9,501
Pre-opening costs	536	273	1,077	525
Impairment and loss on disposal of property and equipment	484	29	832	877

Shop-level profit [Y]	$19,652	$17,053	$35,100	$29,893

Total revenues	$95,949	83,620	181,717	157,501
Less: Franchise royalties and fees	383	352	754	710

Sandwich shop sales, net [X]	$95,566	$83,268	$180,963	$156,791

Shop-level profit margin [Y÷X]	20.6%	20.5%	19.4%	19.1%

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	349	312	349	312
Franchise shops, end of period	29	26	29	26
Revenue Data:
Company-operated comparable store sales	4.9%	-1.6%	5.1%	-1.9%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)	This adjustment includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations. Additionally, the thirteen and twenty-six weeks ended June 28, 2015, include costs associated with the Company moving its corporate headquarters, which are recorded in the consolidated statement of operations in general and administrative expenses, as well as pre-opening for the occupancy-related costs.
(2)	The tax benefit associated with impairment and closures is based on the Company’s annual pro-forma effective tax rate of 39.0% for the thirteen and twenty-six weeks ended June 28, 2015 and an annual pro-forma effective tax rate of 40.8% for the thirteen and twenty-six weeks ended June 29, 2014.
(3)	This adjustment includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations. Additionally, the thirteen and twenty-six weeks ended June 28, 2015 include costs associated with the Company moving its corporate headquarters, which are recorded in the consolidated statement of operations in general and administrative expenses.
(4)	Pre-opening costs are expensed as incurred and primarily consist of travel, employee payroll and training costs incurred prior to the opening of a shop, as well as occupancy costs incurred from the date the Company takes site possession to shop opening. Additionally, the thirteen and twenty-six weeks ended June 28, 2015 includes pre-opening rent for the new corporate office location of $0.1 million and $0.2 million, respectively.
(5)	This adjustment includes on-going public company costs, which primarily consist of legal and accounting fees.